Exhibit 23.4

CONSENT OF HOULIHAN SMITH & COMPANY, INC.

     We hereby consent to the inclusion of our opinion letter, dated June 26, 2008, as an exhibit to, and to the reference thereto under the captions “PROSPECTUS SUMMARY — Questions and Answers About the Rights Offering,” “RISK FACTORS — Risks Related to the Rights Offering,” “THE RIGHTS OFFERING — Subscription Price” and “THE RIGHTS OFFERING — Fairness Opinion of Houlihan Smith & Company, Inc. ” in, this Amendment No. 6 to the Registration Statement on Form S-1 (the “Registration Statement”) of WHX Corporation.  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

July 8, 2008

HOULIHAN SMITH & COMPANY, INC.

/s/ Andrew D. Smith
Andrew D. Smith, President